Exhibit 12.3

Section 302 – Certification of the Chief Executive Officer

I, Patricio Jottar, certify that:

1.         I have reviewed this annual report on Form 20-F of Compañía Cervecerías Unidas S.A.;

2.         Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.         Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the company as of, and for, the periods presented in this report;

Date: May 17, 2013

/s/ Patricio Jottar

                                                                                  Patricio Jottar

Chief Executive Officer